Exhibit 10.1

STATE OF ISRAEL

LICENSE

License No. 339/ "Joseph"

Pursuant to my authority under Section 16 of the Petroleum Law, 5712-1952

This LICENSE is granted to Zion Oil & Gas, Inc. (100%)

The LICENSE is granted - with respect to the area described in the First Annex.

The LICENSE is granted - subject to the provisions of the Petroleum Law, 5712-1952, and the Regulations issued pursuant thereto, and to the special conditions details in the Second Annex, which is an integral part of this License.

Granted in Jerusalem, on 29 Tishrai 5778

   11 October 2007

/s/ Dr. Ya'acov Mimran

Dr. Ya'acov Mimran

Commissioner of Petroleum Affairs

This License was registered with Petroleum Registry on 29 Tishrai 5778

    11 October 2007.

STATE OF ISRAEL

License No. 339/ "Joseph"

FIRST ANNEX

DESCRIPTION OF THE AREA

From Map point	194,400/711,000	thence East
To Map point	204,000/711,000	thence North East
To Map point	208,000/712,000	thence East
To Map point	210,000/712,000	thence North East
To Map point	213,000/715,000	thence East
To Map point	218,348/715,000	thence South West along the Green Line
To Map point	207,017/706,989	thence South West along the Green Line
To Map point	203,000/704,000	thence South West along the Green Line
To Map point	200,000/687,000	thence East
To Map point	200,005/687,000	thence South West
To Map point	200,000/687,000	thence West
To Map point	199,005/684,000	thence South West
To Map point	194,000/684,000	thence North West
To Map point	191,400/687,000	thence East
To Map point	188,500/687,000	thence North East
To Map point	191,400/701,300	thence North East
To Map point	194,004/711,000

Total area is approximately 337,000 Dunam (337.0 km2)

The coordinates are based on the new Israeli Grid

The area of the License is defined by the map points set forth above. It should be clarified that in the event of an inconsistency between the maps to be submitted by the Licensee and the above description, the map points will control.

Granted in Jerusalem, on 29 Tishrai 5778

   October 11, 2007

/s/ Dr. Ya'acov Mimran

Dr. Ya'acov Mimran

Commissioner of Petroleum Affairs

STATE OF ISRAEL

License No. 339/ "Joseph"

SECOND ANNEX

SPECIAL CONDITIONS

This License is given for the period October 11, 2007 through October 10, 2010.

During this period the Licensee shall conduct the following work program:

 1. Processing of aeromagnetic and gravimetric data of the Pre-Cambrian basement - by January 1, 2008.

 2. Palynological study of samples from the Ma'anit 1A well and additional nearby wells - by January 1, 2008.

 3. Execution of a contract with a drilling contractor - by January 1, 2009.

 4. Commencement of drilling a well to a Triassic target (about 4,500 meters) - by July 1, 2009.

 5. Summary of the data and presentation of a program to continue operations in the framework of the License - within 4 months of the completion of the well.

No original geophysical materials, magnetic tapes, etc. shall be taken out of the country, rather copies only.

Granted in Jerusalem, on 29 Tishrai 5778

   11 October 2007

/s/ Dr. Ya'acov Mimran

Dr. Ya'acov Mimran

Commissioner of Petroleum Affairs